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		SECURITIES AND EXCHANGE COMMISSION
			WASHINGTON, D.C.   20549




				FORM 8-K



				CURRENT REPORT
			PURSUANT TO SECTION 13 OR 15(d) OF
			THE SECURITIES EXCHANGE ACT OF 1934


		Date of report (Date of earliest event reported):
				November 16, 2005




				Versar Inc.
		(Exact Name of Registrant as Specified in its Charter)



				Delaware
			(State or Other Jurisdiction)

				1-9309
			(Commission File Number)

				54-0852979
			(IRS Employer Identification No.)



		6850 Versar Center, Springfield, Virginia 22151
		    (Address of Principal Executive Offices)



				(703) 750-3000
		(Registrants Telephone Number, Including Area Code)


				Not Applicable
	(Former Name or Former Address, if Changed Since Last Report)








Item 1.01.  Entry into a Material Definitive Agreement

On November 16, 2005, the Board of Directors of the Company changed the annual compensation for its directors, reinstating a $3,000 cash annual fee that had been paid through fiscal year 2001 and dropping the granting of stock options which had been the method of annual fee payment for the past four fiscal years. In addition, the Board authorized the issuance of 2,000 shares of restricted stock to the Chairman of the Board and 1,000 shares of restricted stock to each other director, priced at $3.35, the closing price of the Companys common stock on the American Stock Exchange on November 16, 2005. The restricted stock will vest on November 14, 2006, the day before the next scheduled annual meeting.

The other elements of directors compensation will remain unchanged, including an attendance fee of $1,000 for physical attendance or $500.00 for telephonic attendance at board and committee meetings. In addition, the annual cash fee of $12,000 to the Chairman of the Board and $5,000 to the Chairman of the Audit Committee for these responsibilities and efforts on behalf of the Company, remain unchanged.


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SIGNATURES





Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





					VERSAR, INC.





					Date:  November 21, 2005




					By
  					   /S/
     					James C. Dobbs
     					Senior Vice President &
					General Counsel